Registration No. 333-42926

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

 THE WALKING COMPANY HOLDINGS, INC. (formerly Big Dog Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	52-1868665
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

121 Gray Avenue Santa Barbara, CA 93101
(805) 963-8727
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Anthony J. Wall Executive Vice President and General Counsel

121 Gray Avenue Santa Barbara, CA 93101
(805) 963-8727
(Names, address, including zip code, and telephone number including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On August 3, 2000, The Walking Company Holdings, Inc., formerly Big Dog Holdings, Inc. (the “Company”), filed a registration statement on Form S-8 (Registration No. 333-42926) (the “Registration Statement”) with the United States Securities and Exchange Commission, which registered 2,000,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”) to be offered and sold pursuant to the Big Dog Holdings, Inc. Amended and Restated 1997 Performance Award Plan.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-42926 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on the 10th day of April, 2009.

THE WALKING COMPANY HOLDINGS, INC.

By:	/s/ Anthony J. Wall
Anthony J. Wall
Executive Vice President and General Counsel

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew D. Feshbach	Director and Chief Executive Officer	April 10, 2009
Andrew D. Feshbach

/s/ Roberta J. Morris	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2009
Roberta J. Morris

/s/ Fred Kayne	Chairman of the Board	April 10, 2009
Fred Kayne

/s/ David J. Walsh	Director	April 10, 2009
David J. Walsh